Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated June 30, 2025 (the “Amendment Effective Date”), is made by and between Intelligent Bio Solutions (APAC) Pty Ltd (formerly known as Glucose Biosensor Systems (Greater China) Pty Ltd, the “Company”) and Spiro Sakiris (the “Employee”).

WHEREAS, the Company and the Employee entered into that certain offer letter and Employment Agreement dated as of June 27, 2022 (the “Employment Agreement”);

WHEREAS, the Company and the Employee wish to amend the Employment Agreement on the terms set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings given thereto in the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the continued employment of the Employee by the Company, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Employment Agreement. The Parties hereby agree:

(a) Item 11 of Table A of the Employment Agreement is amended to read as follows:

11.	Restricted Period	1. The period of twenty-four (24) months’ starting on the End Date or if a court determines that this is unenforceable; then

2. The period of twelve (12) months’ starting on the End Date or if a court determines that this is unenforceable; then

3. The period of six (6) months’ starting on the End Date or if a court determines that this is unenforceable; then

4. The period of three (3) months’ starting on the End Date or if a court determines that this is unenforceable; then

5. The period of one (1) month starting on the End Date.

(b) Clause 18 is amended to add a new Clause 18.8 thereto to read as follows:`

“18.8 Competing with the Group

You must not during the Restricted Period and in the Restricted Area, directly or indirectly, have any ownership interest in, work for, advise, manage, act as agent or consultant for, or have any business connection or business or employment relationship with any entity or person which competes with Group.

(c) Clause 13 is amended to add a new Clause 13.11 thereto to read as follows:

“13.11 Severance Benefits

Notwithstanding anything in this agreement or any other plan or award agreement to the contrary:

(a) If your employment is terminated by the Company in accordance with Clause 13.1 (“Without Cause Termination”) you will become entitled to payment of a cash amount equal to 100% of the Potential Bonus (regardless of individual or Company performance) (subject to all applicable tax and other deductions and withholdings), to paid at the time such bonuses are paid to similarly situated employees of the Company and all outstanding equity awards with respect to shares of common stock of Parent including any unvested restricted stock award will become 100% vested as of the End Date.

(b) If a Without Cause Termination occurs in connection with or following a Change in Control (as defined below), in addition to the payments and benefits set forth in Clause 13.11(a), you will also be paid an amount in cash equal to (i) two (2) times your Annual Base Salary, paid in equal installments over the 24-month period following the End Date, in accordance with the Company’s normal payroll practice, plus (ii) 100% of the Potential Bonus (regardless of individual or Company performance), to paid at the time such bonuses are paid to similarly situated employees of the Company (subject in each case of clauses (i) and (ii) to all applicable tax and other deductions and withholdings).

(c) Your entitlement to the payment and benefits in this Clause 13.11 is subject to (i) your continued compliance with applicable restrictions under the agreement, including as set forth in Clauses 14, 15 and 18, and (ii) your execution and non-revocation of a form of separation and release agreement to be provided by the Company on or around the End Date.

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(d) For purposes of this Section 13.11, “Change in Control” means the first of the following to occur:

(i) a transaction in which any one person, or more than one person acting as a group (as such terms are used in the Securities and Exchange Act of 1934 (the “Exchange Act”)), other than the Company or an Affiliate, acquires beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act) of the voting stock of Intelligent Bio Solutions Inc. (“Parent”), either directly or indirectly, that together with the stock held by such person or group, constitutes beneficial ownership of more than 20% of the outstanding voting stock of Parent;

(ii) a merger or consolidation of Parent in which equity securities of the Parent are issued, other than a merger or consolidation which would result in the voting securities of Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or its parent) 50% of the total fair market value or combined voting power of the stock of Parent or such surviving entity (or, as applicable, the parent of such surviving entity) outstanding immediately after such merger or consolidation;

(iii) the sale or disposition by Parent of all or substantially all of its assets in one or more transactions to any person other than the Company or an Affiliate; or

(iv) a change in the constituency of the board of directors of Parent (the “Board”) resulting in individuals who are members of the Board during the 12-month period prior to such change (“Incumbent Directors”) ceasing for any reason to constitute at least a majority of the Board, provided, however, that any new Board member who is approved by a majority of the Incumbent Directors prior to such individual becoming a Board member shall be treated as an Incumbent Director for purposes of determining whether Incumbent Directors constitute a majority of the Board.

A Change of Control caused by an increase in the percentage of stock owned by any one person, or persons acting as a group, as result of a transaction in which the Parent acquires its stock in exchange for property is not treated as a Change in Control for purposes of the Plan.

(e) For purposes of this Section 13.11, “Affiliate” means a corporation, limited liability company or other entity that controls, is controlled by, or is under common control with Parent.”

2. Confirmation of the Employment Agreement. Except as herein expressly amended, the Employment Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

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3. Governing Law. This Amendment, all questions concerning the construction, interpretation and validity of this Amendment, the rights and obligations of the parties hereto, all claims or causes of action that may be based upon, arise out of or related to this Amendment and the negotiation, execution or performance of this Amendment shall be governed by and construed and enforced in accordance with the laws of NSW, without giving effect to any choice or conflict of law provision or rule.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Complete Agreement. The Employment Agreement, as amended by this Amendment, constitutes the complete agreement of the parties to this Amendment concerning the subject matter thereof and hereof, and supersedes any prior written or verbal statements, representations, letters or agreements concerning the subject matter thereof and hereof.

6. Effectiveness of Amendment. This Amendment shall be effective on and as of the Amendment Effective Date, and, as of such date, this Amendment shall be deemed to be incorporated by reference into the Employment Agreement. From and after the Amendment Effective Date, all references in the Employment Agreement to “this Agreement,” “this letter,” “herein,” “hereto,” “hereof” and words of similar import shall mean the Employment Agreement, as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Amendment as of the day and year first set forth above.

Intelligent Bio Solutions (APAC) Pty Ltd

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	Director

EMPLOYEE

/s/ Spiro Sakiris
Spiro Sakiris

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